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                Securities and Exchange Commission
                      Washington, D.C. 20549
                    _________________________

                             FORM 8-K
                    _________________________

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

 Date of report (Date of earliest event reported): March 31, 1998

                           CV REIT, INC.
     (Exact name of registrant as specified in its charter.)

       Delaware                1-8073                 59-0950354
(State or Other     (Commission File Number)       (IRS Employer
Jurisdiction of                                    Identification
 Incorporation)                                          Number)

     100 Century Boulevard, West Palm Beach, Florida 33417
   (Address of Principal Executive Offices)        (zip code)

    Registrant's telephone number, including area code: (407) 640-3155.

Item 2.  Acquisition or Disposition of Assets.

     On March 31, 1998, Newtown Village Plaza Associates, L.P., a Pennsylvania limited partnership ("Purchaser"), consummated the acquisition of the Newtown Village Shopping Center, located in Newtown Township, Bucks County, Pennsylvania, together with certain personal property and other interests related thereto (collectively, the "Property"). The Property consists of an approximately one hundred seventy-seven thousand (177,000) square foot retail shopping center. Tenants of the Property include Genuardi's Market, Eckerd Drugs, Encore Books, Zany Brainy and Radio Shack. The Property is 98% occupied. The Property was acquired from Newtown Village Partnership, a Pennsylvania limited partnership ("Seller"), pursuant to the terms of a Real Estate Purchase Agreement by and between Seller and RCEK, Inc., as subsequently amended and assigned (the "Agreement").

     The purchase price for the Property under the Agreement was Twenty-Seven Million Three Hundred Twenty-Five Thousand Dollars ($27,325,000) (the "Purchase Price"). Pursuant to the Agreement, approximately Twenty Million Sixty-Five Thousand Dollars ($20,065,000) of the Purchase Price was paid by the assumption of existing indebtedness in such amount (the "Loan") by the Purchaser from the Seller, as evidenced by a promissory note held by The Prudential Insurance Company of America ("Prudential"), and secured by a mortgage on the Property, and the remainder of the Purchase Price was paid in cash.


     As a result of this acquisition by the Purchaser, the Registrant indirectly obtained an interest in the Property. The Registrant's ownership interest in the Property is held through Montgomery CV Realty Trust, a Delaware business trust of which Registrant is the one hundred percent (100%) beneficial owner (the "Trust"). The Trust holds the general partner interest in and approximately eighty-two percent (82%) of the limited partner interests in Montgomery CV Realty L.P., a Delaware limited partnership (the "Operating Partnership"). The Operating Partnership is the sole member of Newtown Village Plaza LLC, a Delaware limited liability company (the "LLC") which is the sole general partner of the Purchaser.
The Operating Partnership is also the sole limited partner of the Purchaser.

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Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

(a) Financial Statements of Business Acquired - Audited financial statements of the Property are not included in this report, and will be filed on or before June 14, 1998.

(b) Pro Forma Financial Information - Pro Forma financial information is not included in this report, and will be filed on or before June 14, 1998.

(c)  Exhibits

     2.1 Real Estate Purchase Agreement dated September 29, 1997 by and between Newtown Village Partnership and RCEK, Inc., or its nominee or assignee.

     2.2 Letter Amendment to Real Estate Purchase Agreement dated December 15, 1997 by and between Newtown Village Partnership and RCEK, Inc.

     2.3 Assignment of Real Estate Purchase Agreement dated January 26, 1998 from RCEK, Inc. to Newtown Village Plaza Associates, L.P.

     2.4 Second Amendment to Real Estate Purchase Agreement dated February 5, 1998 by and between Newtown Village Partnership and Newtown Village Plaza Associates, L.P.

     2.5 Third Amendment to Real Estate Purchase Agreement dated March 31, 1998 by and between Newtown Village Partnership and Newtown Village Plaza Associates, L.P.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CV REIT, INC.
                                   (Registrant)

Date: April 14, 1998              /s/ Louis P. Meshon, Sr.
                                  -------------------------
                                   Louis P. Meshon, Sr.
                                   President and Chief Executive Officer